SCHEDULE A
TO THE CUSTODIAN AGREEMENT
BETWEEN RIDGEWORTH FUNDS
AND SUNTRUST BANK,
FORMERLY KNOWN AS TRUST COMPANY BANK
FUNDS
RidgeWorth Aggressive Growth Stock Fund
RidgeWorth Corporate Bond Fund
RidgeWorth Emerging Growth Stock Fund
RidgeWorth High Grade Municipal Bond Fund
RidgeWorth Georgia Tax Exempt Bond Fund
RidgeWorth High Income Fund
RidgeWorth Institutional U.S. Government Securities Money Market Fund
RidgeWorth Institutional U.S. Treasury Money Market Fund
RidgeWorth Institutional Municipal Cash Reserve Money Market Fund
RidgeWorth Intermediate Bond Fund
RidgeWorth Investment Grade Bond Fund
RidgeWorth Investment Grade Tax-Exempt Bond Fund
RidgeWorth Large Cap Core Equity Fund
RidgeWorth Large Cap Growth Stock Fund
RidgeWorth Large Cap Quantitative Equity Fund
RidgeWorth Large Cap Value Equity Fund
RidgeWorth Life Vision Aggressive Growth Fund
RidgeWorth Life Vision Conservative Fund
RidgeWorth Life Vision Growth and Income Fund
RidgeWorth Life Vision Moderate Growth Fund
RidgeWorth Limited Duration Fund
RidgeWorth Limited-Term Federal Mortgage Securities Fund
RidgeWorth Maryland Municipal Bond Fund
RidgeWorth Mid-Cap Core Equity Fund
RidgeWorth Mid-Cap Value Equity Fund
RidgeWorth North Carolina Tax-Exempt Bond Fund
RidgeWorth Prime Quality Money Market Fund
RidgeWorth Seix Floating Rate High Income Fund
RidgeWorth Seix High Yield Fund
RidgeWorth Select Large Cap Growth Stock Fund
RidgeWorth Short-Term Bond Fund
RidgeWorth Short-Term U.S. Treasury Securities Fund
RidgeWorth Small Cap Value Equity Fund
RidgeWorth Small Cap Growth Equity Fund
RidgeWorth Tax-Exempt Money Market Fund
RidgeWorth Ultra-Short Bond Fund

RidgeWorth Total Return Bond Fund
RidgeWorth U.S. Government Securities Fund
RidgeWorth U.S. Government Securities Money Market Fund
RidgeWorth U.S. Government Securities Ultra-Short Bond Fund
RidgeWorth U.S. Treasury Money Market Fund
RidgeWorth Virginia Intermediate Municipal Bond Fund
RidgeWorth Virginia Tax-Free Money Market Fund
Dated: May 29, 2009